UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 20, 2007

TRANSGENOMIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30975	911789357
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12325 Emmet Street, Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

(402) 452-5400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 20, 2007, Transgenomic, Inc. (the “Registrant”) announced that it will be closing the Cramlington, England production facility and consolidating production of the bioconsumable products at its facilities in Omaha, Nebraska. The majority of workforce reductions at the Cramlington site are expected to be completed by the end of March 2007. The closure of the Cramlington facility is the principal component of a cost reduction plan designed to align the Registrant’s cost structure with anticipated revenues. The plan is expected to yield annualized savings of approximately $1.5 million once all components of the plan are fully implemented. In conjunction with the cost reduction plan, the Registrant expects to incur aggregate charges estimated at $1.2 million to $1.4 million during the first and second quarters of 2007, relating primarily to severance, benefits and facility closing costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2007	TRANSGENOMIC, INC.

	By:	/s/ Debra A. Schneider
Debra A. Schneider
Chief Financial Officer